As filed with the Securities and Exchange Commission on November 13, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NovaBay Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

California	68-0454536
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, California 94608

(Address of principal executive offices) (Zip code)

NovaBay Pharmaceuticals, Inc. 2002 Stock Option Plan

NovaBay Pharmaceuticals, Inc. 2005 Stock Option Plan

NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan

(Full title of the plan)

Ramin Najafi, Ph.D.

Chairman of the Board, Chief Executive Officer and President

5980 Horton Street, Suite 550

Emeryville, California 94608

(Name and Address of agent for service)

(510) 899-8800

(Telephone number, including area code, of agent for service)

With a copy to: Chris Barry, Esq. Dorsey & Whitney LLP U.S. Bank Centre 1420 Fifth Avenue, Suite 3400 Seattle, WA 98101 (206) 903-8815

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, $0.01 par value, issuable pursuant to the NovaBay Pharmaceuticals, Inc. 2002 Stock Option Plan	1,145,857 shares(3)	$3.80	$4,354,256.60	$133.68
Common stock, $0.01 par value, issuable pursuant to the NovaBay Pharmaceuticals, Inc. 2005 Stock Option Plan	1,010,875 shares(3)	$3.80	$3,841,325.00	$117.93
Common stock, $0.01 par value, issuable pursuant to the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan	1,999,548 shares	$3.80	$7,598,282.40	$233.27
Total	4,156,280 shares	$3.80	$15,793,864.00	$484.88

(1)	This Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)	Estimated solely for the purpose of calculating the registration fee under Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices per share of the Registrant’s common stock on November 9, 2007, as reported by The American Stock Exchange, LLC.

(3)	Represents shares subject to outstanding options granted under the NovaBay Pharmaceuticals, Inc. 2002 Stock Option Plan and the NovaBay Pharmaceuticals, Inc. 2005 Stock Option Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the Note to Part I of Form S-8, the information specified by Part I (Items 1 and 2) is omitted from this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

NovaBay Pharmaceuticals, Inc. (the “Registrant”) hereby incorporates by reference into this registration statement the following documents, which have been filed with the Securities and Exchange Commission (the “Commission”):

(a)	the Registrant’s prospectus (File No. 333-140714) dated October 25, 2007 and filed on October 26, 2007 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, which contains audited financial statements for the Registrant’s fiscal year ended December 31, 2006; and

(b)	the description of the Registrant’s common stock, par value $0.01 per share, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-33678) filed on August 29, 2007, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 9.01 of any Current Report on Form 8-K. Any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Section 317 of the California Corporations Code authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. Section 204 of the California Corporations Code provides that this limitation on liability has no effect on a director’s liability (a) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (b) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (c) for any transaction from which a director derived an improper personal benefit, (d) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the corporation or its shareholders, (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (f) under Section 310 of the California Corporations Code (concerning contracts or transactions between the corporation and a director), or (g) under Section 316 of the California Corporations Code (directors’ liability for improper dividends, loans and guarantees). Section 317 does not extend to acts or omissions of a director in his capacity as an officer. Furthermore, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to our shareholders for any violation of a director’s fiduciary duty to us or our shareholders. Although the validity and scope of the legislation underlying Section 317 have not yet been interpreted to any significant extent by the California courts, Section 317 may relieve directors of monetary liability to us for grossly negligent conduct, including conduct in situations involving attempted takeovers of our company.

In accordance with Section 317, the Registrant’s articles of incorporation eliminate the liability of each of the Registrant’s directors for monetary damages to the fullest extent permissible under California law. The Registrant’s articles of incorporation further authorize the Registrant to provide indemnification to the Registrant’s agents (including the Registrant’s officers and directors), subject to the limitations set forth above. The Registrant’s amended and restated bylaws further provide for indemnification of the Registrant’s officers and directors to the maximum extent permitted by California law, and also permit the indemnification of other corporate agents to the maximum extent permitted by California law at the discretion of the Registrant’s Board of Directors. Additionally, the Registrant maintains insurance policies which insure the Registrant’s officers and directors against certain liabilities.

The Registrant has entered into agreements to indemnify the Registrant’s directors and certain of its officers in addition to the indemnification provided for in the amended and restated bylaws. These agreements will, among other things, indemnify the Registrant’s directors and some of its officers for certain expenses (including attorneys fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the Registrant’s right, on account of services by that person as a director or officer of the Registrant or as a director or officer of any of its subsidiaries, or as a director or officer of any other company or enterprise that the person provides services to at the Registrant’s request.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit No.	Description	Where Located

4.1	Amended and Restated Articles of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140714)

4.2	Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140714)

4.3	Specimen common stock certificate	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140714)

5.1	Opinion of Dorsey & Whitney LLP	Filed herewith

23.1	Consent of Davidson & Company LLP	Filed herewith

23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

99.1	NovaBay Pharmaceuticals, Inc. 2002 Stock Option Plan, including the forms of agreements thereunder.	Incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140714)

99.2	NovaBay Pharmaceuticals, Inc. 2005 Stock Option Plan, including the forms of agreements thereunder.	Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140714)

99.3	NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, including the forms of agreements thereunder.	Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140714)

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California on November 13, 2007.

NOVABAY PHARMACEUTICALS, INC.

By:	/S/ RAMIN NAJAFI
Ramin (“Ron”) Najafi, Ph.D. Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Ramin Najafi, Ph.D. and John O’Reilly, and each of them, or their substitute or substitutes, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this registration statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/S/ RAMIN NAJAFI Ramin (“Ron”) Najafi, Ph.D.	Chairman of the Board, Chief Executive Officer and President (principal executive officer)	November 13, 2007

/S/ JOHN O’REILLY John (“Jack”) O’Reilly	Senior Vice President, Corporate Development, Chief Financial Officer, Treasurer and Director (principal financial and accounting officer)	November 13, 2007

/S/ CHARLES J. CASHION Charles J. Cashion	Director	November 13, 2007

/S/ ANTHONY DAILLEY Anthony Dailley, D.D.S.	Director	November 13, 2007

/S/ PAUL E. FREIMAN Paul E. Freiman	Director	November 13, 2007

/S/ ALEX MCPHERSON Alex McPherson, M.D., Ph.D.	Director	November 13, 2007

/S/ ROBERT R. TUFTS Robert R. Tufts	Director	November 13, 2007

/S/ TONY WICKS Tony Wicks	Director	November 13, 2007

EXHIBIT INDEX

Exhibit No.	Description	Where Located

4.1	Amended and Restated Articles of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140714)

4.2	Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140714)

4.3	Specimen common stock certificate	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140714)

5.1	Opinion of Dorsey & Whitney LLP	Filed herewith

23.1	Consent of Davidson & Company LLP	Filed herewith

23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

99.1	NovaBay Pharmaceuticals, Inc. 2002 Stock Option Plan, including the forms of agreements thereunder.	Incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140714)

99.2	NovaBay Pharmaceuticals, Inc. 2005 Stock Option Plan, including the forms of agreements thereunder.	Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140714)

99.3	NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, including the forms of agreements thereunder.	Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140714)